No. _____ For the Purchase of One Share
                                 of Common Stock
                                __________, 1998

                          BIOSHIELD TECHNOLOGIES, INC.

                REDEEMABLE SERIES A COMMON STOCK PURCHASE WARRANT

     EXERCISABLE ON OR BEFORE 5: 00 P. M. , New York City Time ______, 2002

         This  Warrant  Certifies  that   ________________________________,   or
registered assigns, is the holder of __________________Warrants expiring ___________, 2002, to purchase Common Stock, no par value per share (the "Common Stock"), of BioShield Technologies, Inc. a Georgia corporation (the "Company"). Each Warrant entitles the holder to purchase from the Company on or before 5:00 P.M. New York City time, on _________2002, (subject to extensions in the sole discretion of the Company, the "Expiration Date") one fully-paid and non-assessable share of Common Stock of the Company at the exercise price (the "Exercise Price") of 120% of the initial public offering price per share upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent in New York, New York, but only subject to the conditions set forth herein and in the Warrant Agreement. Payment of the Exercise Price may be made in cash or by certified check payable to the order of the Company. As used herein "shares" refers to the Common Stock of the Company and, where appropriate, to the other securities or property issuable upon exercise of a Warrant as provided for in the Warrant Agreement upon the happening of certain events set forth in the Warrant Agreement.

         No Warrant may be exercised after 5:00 P. M., New York City time, on the Expiration Date. To the extent not exercised by such time, the Warrants shall be cancelled and retired notwithstanding delivery of the related Warrant Certificate. All Warrants evidenced hereby shall thereafter be void.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse in hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent

Dated:                                BioShield Technologies, Inc.


                                      By:
                                          President

Dated:                                American Securities Transfer & Trust, Inc.

                                     By:
 Warrant Agent                            Secretary
By:

  Authorized Officer



                                   [ FORM OF ]

                              ELECTION TO PURCHASE



BioShield Technologies, Inc.

c/o American Securities Trust & Transfer, Inc.




         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, shares of the stock provided for therein, and requests that certificates for such shares shall be issued in the name of
                                ( Please Print )


and be delivered to

at

and, if said number of shares shall not be all of the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

         Dated:                               ,

         Name of Warrantholder:
                                                     ( Please Print )
         Address:

         Signature:
                           Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.



                                   [ FORM OF ]

                                   ASSIGNMENT

         For value received

does hereby sell, assign and transfer unto the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer said Warrant on the books of the within-named Corporation, with full power of substitution in the premises.

         Date:                                ,

         Signature:
                           Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.